                                 ADVANTUS FUNDS
                             DEALER SALES AGREEMENT

           THIS AGREEMENT, made this _____ day of ___________, 200__, by and between Securian Financial Services, Inc., a Minnesota corporation (the "Underwriter"), having its principal office at 400 Robert Street North, St. Paul, Minnesota, 55101, and ______________ (the "Dealer") having its principal office at __________________________________________.

           WHEREAS, the Underwriter has entered into Distribution Agreements with certain registered management investment companies (the "Funds"), as listed on Schedule A hereto and made a part hereof, which Schedule A may be amended without notice from time to time by the Underwriter, under which the Underwriter has been engaged and agreed to act as principal underwriter for the Funds in the sale and distribution of shares of the Funds to the public, either through dealers or otherwise; and

           WHEREAS, the parties hereto desire that the Dealer be a member of a selling group to sell and distribute shares of the Funds to the public;

           NOW, THEREFORE, the Dealer hereby offers to become a member in a selling group to sell and distribute shares of the Funds to the public subject to the following terms and conditions.

           1. ACCEPTANCE OF SUBSCRIPTIONS; PROSPECTUS AND REGISTRATION STATEMENT. Subscriptions solicited by the Dealer will be accepted only in the amounts and on the terms which are set forth in the then current Prospectus (and/or Statement of Additional Information, if any) for the Funds. Underwriter represents and warrants that the Prospectus (and/or Statement of Additional Information, if any) for the Funds shown on Schedule A are or will be filed with the Securities and Exchange Commission ("SEC"), that such filings conform in all material respects with the requirements of the SEC and that, except as Underwriter has given written notice to Dealer, there is an effective Registration Statement relating to such Funds. Underwriter shall give written notice to Dealer either (i) of specified states or jurisdiction in which the Funds may be offered and sold by the Dealer or (ii) of all states or jurisdictions where the Funds may not be offered or sold, but Underwriter does not assume any responsibility as to the Dealer's right to sell the Funds in any state or jurisdiction. Underwriter, during the term of this Agreement, shall (i) notify Dealer in writing of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceedings for such purpose or any other purpose relating to the registration and/or offering of the Funds, (ii) of any other action or circumstance known to them that may prevent the lawful sale of the Funds in any state or jurisdiction, and (iii) advise the Dealer in writing of any amendment to the Registration Statement or supplement to any Prospectus. The Underwriter shall make available to Dealer such number of copies of the Prospectus, as amended or supplemented, (and/or Statements of Additional Information, if any) or any Approved Supplemental Sales Literature (as defined in Paragraph 5) as the Dealer may reasonably request.

           2. DEALER DISCOUNT AND OTHER COMPENSATION. The Dealer shall receive, for sales of shares of the Funds' common stock, the applicable Dealer Commission or other compensation as set forth in Schedule A attached hereto and made a part hereof. Additionally, with respect to certain of the Funds, the Dealer may be entitled to receive additional compensation upon such terms and conditions and in such amounts as set forth in Schedule A hereto for providing to Fund shareholders certain personal and account maintenance services (including, but not limited to, responding to shareholder inquiries and providing information on their investments) not otherwise required to be provided by the applicable Funds' investment adviser or transfer agent ("Service Fees") or (in addition to the aforementioned Dealer Discount) for sales of shares of the applicable Fund's common stock ("Distribution Fees"). Schedule A may be amended in whole or in part without notice from time to time by the Underwriter. Dealer assumes sole responsibility to pay commissions due Dealer's agents or registered representatives in connection with sales of the Funds' shares of common stock. Upon termination of this Agreement, for any reason, all compensation otherwise payable to Dealer hereunder shall cease automatically, including any Service Fees or Distribution Fees.

           3. ORDERS. Orders to purchase shares of the Funds shall be placed as described in the then current Prospectus (and/or Statement of Additional Information, if any) of the Funds and as instructed from time to time by the Underwriter. Orders shall be placed promptly upon receipt, and there shall be no postponement of orders received so as to profit the Dealer by reason of such postponement. Each order shall be confirmed by the Dealer to the Underwriter in writing on the day such order was placed.

           All monies or other settlements received by the Dealer for or on behalf of the Underwriter shall be received by the Dealer in fiduciary capacity in trust for the Underwriter and shall be immediately transmitted to the Underwriter, and, in no event, shall the Dealer commingle such monies with other funds. The Dealer shall keep correct accounts and records of all business transacted and monies collected by him for the Underwriter to the extent required by the Underwriter, which accounts and records shall be open at all times to inspection and examination by the Underwriter's authorized representative. All accounts, records and any supplies furnished to the Dealer by the Underwriter shall remain the property of the Underwriter and shall be returned to the Underwriter upon demand.

           4. FAILURE OF ORDER. The Underwriter reserves the right at any time to refuse to accept and approve any application for the purchase of shares of the Funds obtained by the Dealer, and also reserves the right to settle any claims against the Underwriter arising from the sale of shares of the Funds by the Dealer and to refund to the investor payments made by him on his shares, without the Dealer's consent. In the event any order for the purchase of shares of the Funds is rejected by the Underwriter or any payment received for the purchase of shares of the Funds cannot be collected or otherwise proves insufficient or worthless, any compensation paid to the Dealer hereunder shall, promptly upon notice to the Dealer, be returned by the Dealer to the Underwriter either in cash or as a charge against the Dealer's account with the Underwriter, as the Underwriter may elect, and the Dealer hereby agrees that until the Underwriter receives full reimbursement in cash, the amount of compensation due and owing the Underwriter shall constitute a debt to the Underwriter which the Underwriter may collect by any lawful means, with interest thereon at the maximum rate possible.

           5. DEALER'S UNDERTAKINGS. In offering and selling shares of the Funds, the Dealer shall comply with all applicable state and federal laws and regulations and all applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"). In the event of the suspension, revocation, cancellation or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell shares of the Funds under any applicable state or federal law or regulation, the Dealer shall give the Underwriter prompt notice of such suspension, revocation, cancellation or other impairment, and the Dealer's authority under this Agreement shall thereupon terminate as provided in paragraph 10.

           The Dealer shall not sell shares of the Funds pursuant to this Agreement unless the then current Prospectus is furnished to the purchaser prior to the offer and sale. The Dealer shall not use any supplemental sales literature of any kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose ("Approved Supplemental Sales Literature"). No person is authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus (and/or Statement of Additional Information, if any) or Approved Supplemental Sales Literature. In offering and selling shares of the Funds, the Dealer shall rely solely on the representations contained in the then current Prospectus (and/or Statement of Additional Information, if any) or Approved Supplemental Sales Literature.

           With respect to any Fund offering multiple classes of shares, the Dealer shall disclose to prospective investors the existence of all available classes of such Fund and shall determine the suitability of each available class as an investment for each such prospective investor.

           The Dealer understands and agrees that each shareholder account which includes shares of any Fund subject to the Fund's contingent deferred sales charge (as described in the applicable Fund's current Prospectus and Statement of Additional Information) shall not be included in the Dealer's Omnibus or house account, if any, but shall be established as a separate shareholder account in which purchase and redemption transactions are reported separately to the Underwriter.

           Dealer agrees to furnish to Underwriter such information as may from time to time be requested by Underwriter for the purpose of complying with the applicable provisions of federal or state securities laws and the by-laws, rules or regulations of the NASD or any other securities regulatory authority. Dealer shall immediately notify the Compliance Department of Underwriter of any proceeding, suit or action, whether criminal, civil or administrative, or the commencement by the NASD or any other securities regulatory authority or any other state or federal authority of any investigation, if such proceeding, suit, action or investigation arises out of or in connection with Dealer's activities as broker or dealer with respect to the Funds. Dealer shall also immediately notify the Compliance Department of Underwriter of any complaint by a customer or prospective customer or regulatory authority regarding the Funds or Dealer's activities as broker or dealer with respect to the Funds.

           Except for those books and records required by law or regulation to be maintained by Dealer, all books, documents, prospectuses, application forms or other materials or supplies in the possession of Dealer which pertain to the Funds or to the business of Underwriter shall be the property of Underwriter, which at any and all times shall be open to inspection by any duly authorized representative of Underwriter and at the termination of this Agreement shall be returned to Underwriter.

           6. REPRESENTATIONS AND AGREEMENTS OF THE DEALER. By accepting this Agreement, the Dealer represents that it: (i) is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), as amended; (ii) is qualified to act as a dealer in each jurisdiction in which it will offer shares of the Funds; (iii) is a member in good standing of the NASD; and (iv) will maintain such registrations, qualifications and memberships throughout the term of this Agreement.

           7. DEALER'S EMPLOYEES. By accepting this Agreement, the Dealer assumes full responsibility for the actions and course of conduct of its registered representatives in the solicitation of purchases of shares of the Funds. The Dealer shall provide thorough and prior training to its registered representatives concerning the selling methods to be used in connection with the offer and sale of shares of the Funds, giving special emphasis to the principles of full and fair disclosure to prospective investors. The Dealer may solicit sales of shares of the Funds only through properly licensed registered representatives of the Dealer.

           8. INDEMNIFICATION PROVISIONS.

               A. INDEMNIFICATION BY UNDERWRITER. The Underwriter hereby agrees to indemnify and to hold harmless the Dealer and each person, if any, who controls the Dealer within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20(a) of the 1934 Act and their respective successors and assigns (hereinafter in this paragraph separately and collectively referred to as the "Defendants") from and against any and all losses, claims, demands or liabilities (or actions in respect thereof), joint or several, to which the Defendants may become subject under the 1933 Act, at common law or otherwise (including any legal or other expense reasonably incurred in connection therewith), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue or allegedly untrue statement of a material fact contained in the then current Prospectus (and/or Statement of Additional Information, if any) of the Funds or arise out of or are based upon the omission or alleged omission to state therein a material fact that is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arise out of any claim based upon any Approved Supplemental Sales Literature, or (ii) the failure of Underwriter or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement; provided that this indemnity agreement is subject to the condition that notice be given as provided below.

               B. FIDELITY BOND OF DEALER AND INDEMNIFICATION BY DEALER. Dealer represents that all directors, officers, partners, employees or registered representatives of Dealer who are authorized pursuant to this Agreement to sell shares of the Funds or who have access to monies belonging to the Underwriter, including but not limited to monies submitted with applications for purchase of shares of the Funds or monies being returned to investors, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Dealer at Dealer's expense. Such bond shall be at least of the form, type and amount required under the NASD Rules of Fair Practice. The Underwriter may require evidence, satisfactory to it, that such coverage is in force. Dealer shall give prompt written notice to the Underwriter of any notice of cancellation or change of coverage with respect to such bond.

               Dealer hereby assigns any proceeds received from the fidelity bonding company to the Underwriter to the extent of the Underwriter's loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Dealer shall promptly pay to the Underwriter such amount on demand, and Dealer hereby indemnifies and holds harmless the Underwriter from any such deficiency and from the costs of collection thereof, including reasonable attorneys fees.

               Dealer also agrees to indemnify and hold harmless the Underwriter and its officers, directors and employees and each person who controls them within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and their respective successors and assigns (hereinafter in this paragraph separately and collectively referred to as Defendants) against any and all losses, claims, damages or liabilities, including reasonable attorneys fees, to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation, any unauthorized action or statement, or any other willful, reckless or negligent violation of any law, regulation, contract or other arrangement by Dealer or its officers, directors, employees or agents, or (ii) the failure of Dealer or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement; provided, that this indemnity agreement is subject to the condition that notice be given as provided below.

               C. NOTICE AND DEFENSE. Upon the presentation in writing of any claim or the commencement of any suit against any Defendant in respect of which indemnification may be sought from the indemnifying party on account of its agreement contained in the preceding paragraphs, such Defendant shall with reasonable promptness give notice in writing of such suit to the indemnifying party, but failure to so give such notice shall not relieve the indemnifying party from any liability that it may have to the Defendants otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any such claim or suit with counsel chosen by it and satisfactory to the Defendants who are parties to such suit or against whom such claim is presented. If the indemnifying party elects to assume the defense and retain such counsel as herein provided, such Defendant shall bear the fees and expenses subsequently incurred of any additional counsel retained by them, except the reasonable costs of investigation and such costs as are approved by the indemnifying party; provided, that if counsel for an indemnified Defendant determines in good faith that there is a conflict which requires separate representation for the indemnified Defendant, the indemnified Defendant shall be entitled to indemnification for the reasonable expenses of one additional counsel and local counsel to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the indemnifying party and its counsel. The indemnifying party's obligations under this Paragraph 8 shall survive the termination of this Agreement.

               D. SETTLEMENT; CONTRIBUTION. The indemnifying party shall not be liable under this Agreement for any settlement made by an indemnified party without the indemnifying party's prior written consent, and the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of the settlement of any claim or action with the consent of the indemnifying party. The indemnifying party shall not settle any such claim or action without prior written consent of the indemnified party. If the foregoing indemnifications should, for reasons of public policy, not be available to any indemnified party, then the indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other arising out of the matters contemplated by this Agreement.

           9. ASSIGNMENT. This Agreement may not be assigned by the Dealer without prior written consent of the Underwriter.

           10. TERMINATION. Either party may terminate this Agreement at any time upon giving written notice to the other party hereto. This Agreement shall terminate automatically in the event of the suspension, revocation, cancellation or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell shares of the Funds under any applicable state or federal law or regulation.

           11. FIRST CLAIM ON EARNINGS. Underwriter shall have first claim on all of Dealer's earnings under this Agreement. This means that Underwriter as and when it elects may keep all or any part of such earnings to reduce any debt Dealer owes Underwriter. While Underwriter may release Dealer's earnings while Dealer owes a debt to Underwriter, this does not mean Underwriter has waived this right of first claim to Dealer's earnings. Underwriter's claim also takes precedence over claims of Dealer's creditors. All Dealer's earnings kept by Underwriter will be used to reduce debt owed to Underwriter.

           12. CONFIDENTIALITY. During the term of this Agreement, a party may acquire access to confidential or proprietary information of another, including, but not limited to, the Underwriter's or the Dealer's business affairs, customers, property, methods of operation, procedures, marketing policies and practices, computer software and operational systems (collectively, "Confidential Information"); provided, however, that the term "Confidential Information" does not include information which: (a) becomes generally available to the public other than as a result of a disclosure by a party or its agents or employees; (b) was available to a party prior to its disclosure to the other;
(c) has become available to a party from a source other than that of the parties to this Agreement; (d) is intended to be transferred to another person or entity upon the termination of this Agreement; (e) is required to be disclosed to any regulatory authority or self-regulatory organization or pursuant to a court order or subpoena; or (f) is derived from customers. Confidential Information designated as such by a party shall constitute proprietary information and/or trade secrets of such party and will be the sole property of such party. Each party agrees that:

               (a) it shall use such Confidential Information only for the purposes of carrying out its obligations under, and performing any inspections or audits permitted by, this Agreement;

               (b) all Confidential Information and any physical and electronic embodiments thereof will be held by each party in strict confidence;

               (c) it shall take reasonable steps to ensure that its employee, representatives and agents are informed of the contents of this Paragraph 12 and that they shall comply with its terms;

               (d) it will not reveal, disclose, publish, sell or distribute such Confidential Information to other present or future agents or broker-dealers, or to any other person or entity, without prior written consent of the other parties;

               (e) the parties shall immediately return any Confidential Information in their possession to the other upon (i) such party's request at any time or (ii) the termination of this Agreement.

           The parties recognize that the disclosure of Confidential
Information by the other or its employees, representatives or agents may give rise to irreparable injury, which may not be adequately compensated damages. Accordingly, in the event of a breach or threatened breach by a party or its employees, representatives or agents of the provisions of this Paragraph 12, the non-breaching party shall be entitled to an injunction restraining the other party and its employees from disclosing, in whole or in part, the Confidential Information.

           13. NATURE OF RELATIONSHIP; LIMITATIONS ON DEALER'S AUTHORITY. In soliciting purchases of shares of the Funds, the Dealer shall act as an independent contractor and not on behalf or subject to the control of the Underwriter. Nothing herein shall constitute the Dealer as a partner of the Underwriter, any other broker-dealer, any registered representative of the Underwriter or the Funds, or render any such entity liable for obligations of the Dealer. The Dealer's participation in the sale and distribution of shares of the Funds as contemplated by this Agreement is not exclusive and the Underwriter may engage other broker-dealers and/or its registered representatives to participate in the sale and distribution of shares of the Funds on terms and conditions which may differ from the terms and conditions of this Agreement. The Dealer understands that Dealer has no authority to start any legal proceedings on Underwriter's behalf or in its name or to incur any expenses or obligations in the name of the Underwriter, and Dealer agrees to indemnify and save the Underwriter harmless from any and all expenses, or obligations incurred by Dealer in the name of the Underwriter for which Dealer is responsible. Dealer agrees to pay all expenses incurred by Dealer in connection with Dealer's work.

           14. SECTION HEADINGS. The titles of the sections and paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

           15. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the Agreement as between the parties.

           16. NOTICE. Any notice to be given to a party hereto pursuant to this Agreement shall be in writing, addressed to such party at the address of such party set forth in the preamble hereof, or such other address as such other party may from time to time designate in writing to the party hereto giving notice. Any notice delivered by the mails, postage fully prepaid, shall be deemed to have been given five (5) days after mailing or, if earlier, upon receipt.

           17. WAIVER. No failure, neglect or forbearance on the part of the Underwriter to require strict performance of this Agreement shall be construed as a waiver of the rights or remedies of the Underwriter hereunder.

           18. SUSPENDING SALES, AMENDING OR CANCELING THIS AGREEMENT. The Underwriter may, at any time, without notice, suspend sales or withdraw any offering of shares entirely. The Underwriter reserves the right to amend or cancel this Agreement upon notice to Dealer. The Dealer agrees that any order to purchase shares of Funds placed after notice of any amendment to this Agreement has been sent to the Dealer shall constitute the Dealer's agreement to any such amendment.

           19. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

DEALER:

------------------------------            -------------------------------------
(Name)                                    (NSCC Clearing Number)

------------------------------            -------------------------------------
(Tax Identification Number)               (NSCC Executing Broker Symbol)

------------------------------            -------------------------------------
(Street Address)                          (Telephone Number)

------------------------------
(City)        (State)    (Zip)

Date of offer:                                    , 200
                    ------------------------------     -

By
  -----------------------------------------------------------------------------
                                                    (Signature)
Please Print Name
                 --------------------------------------------------------------

Its
   ----------------------------------------------------------------------------
                                                      (Title)

Accepted by

SECURIAN FINANCIAL SERVICES, INC.

Date of acceptance:                      , 200
                    ---------------------     -

By
  -----------------------------------------------------------------------------
                                                    (Signature)
Its
   ----------------------------------------------------------------------------
                                                      (Title)

                                   SCHEDULE A
                                   (Standard)

                          Dealer Compensation Schedule
                            Effective September 3, 2002

    I.     Advantus Horizon Fund, Inc.
           Advantus Mortgage Securities Fund, Inc.
           Advantus Spectrum Fund, Inc.
           Advantus Bond Fund, Inc.
           Advantus Cornerstone Fund, Inc.
           Advantus Enterprise Fund, Inc.
           Advantus International Balanced Fund, Inc.
           Advantus Venture Fund, Inc.
           Advantus Index 500 Fund, Inc.
           Advantus Real Estate Securities Fund, Inc. (Only Class A and Class B shares available)

           A.  DEALER COMMISSIONS

               DEALER CONCESSION AS PERCENTAGE OF OFFERING PRICE

                                        CLASS A SHARES
                                           MORTGAGE
                                        SECURITIES FUND       CLASS A SHARES
                                          AND BOND               ALL OTHER            CLASS B SHARES           CLASS C
               AMOUNT OF SALE             FUND ONLY                FUNDS                 ALL FUNDS             SHARES
               --------------             ---------                ----                      -----             ------

               Less than $50,000            3.75%                   4.75%                   4.17%                 -0-

               $50,000 but less
                   than $100,000            3.75%                   3.75%                   3.75%                 -0-

               $100,000 but less
                   than $250,000            2.75%                   2.75%                   2.92%                 -0-

               $250,000 but less
                   than $500,000            2.00%                   2.00%                   2.08%                 -0-

               $500,000 but less
                   than $1,000,000          1.50%                   1.50%                   1.25%                 -0-

               $1,000,000                   1.00%*                  1.00%*                  n/a*                 n/a*

* Orders of $1,000,000 or more will be accepted only for Class A Shares.

           B.   DISTRIBUTION AND SERVICE FEES

                 In addition to the Dealer Commissions, the Dealer shall receive quarterly Distribution and/or Service Fees, equal to a percentage of average daily net assets attributable to Shares held in accounts by customers for whom the Dealer is the holder or agent of record or with whom the Dealer maintains a servicing relationship in accordance with the following table:

                         QUARTERLY                                        QUARTERLY
                     DISTRIBUTION FEE                                    SERVICE FEE
                     ----------------             -------------------------------------------------------------
                       CLASS C*                    CLASS A*                   CLASS B**               CLASS C**
                       --------                    --------                   ---------               ---------

                      1/4 of .75%                 1/4 of .25%                1/4 of .25%             1/4 of .25%

                 * Distribution Fees on Class C shares and Service Fees on Class A shares are payable quarterly in arrears beginning with the end of the first quarter after the sale of the shares to which such fees are attributable.

                 ** Service Fees on Class B and Class C shares are paid quarterly in arrears beginning with the second year after the sale of the shares to which such fees are attributable (i.e., the first payment is at the end of the fifteenth month).

   II.     Advantus Money Market Fund, Inc.

           No commissions are paid on sales of Advantus Money Market Fund. Shares of Advantus Money Market Fund acquired in an exchange from any of the other Advantus Funds may be exchanged at relative net asset values for shares of any of the other Advantus Funds. Shares of Advantus Money Market Fund not acquired in an exchange from any of the other Advantus Funds may be exchanged at relative net asset values plus applicable sales load for shares of any of the other Advantus Funds. In the event Dealer's customer exchanges shares of Advantus Money Market Fund for shares of another Advantus Fund and pays a sales load in connection with such exchange, the Dealer shall receive a Dealer Commission as described above.

III.       Termination of Compensation

           All compensation payable to Dealer hereunder, including Service Fees or Distribution Fees, shall automatically cease upon the termination of the Advantus Funds Dealer Sales Agreement, for any reason.

                                       A-2